Exhibit 99.1

FOR IMMEDIATE RELEASE
Friday, March 9, 2012 6:00 A.M. CST

A. H. Belo Corporation Announces Second Quarter Dividend, Agreement with Hearst Corporation,

Voluntary Contribution to Pension Plans,

and Dates for Annual Meeting of Shareholders and Investor Day

DALLAS—A. H. Belo Corporation (NYSE: AHC) announced today that the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share, payable on June 1, 2012 to shareholders of record at the close of business on May 11, 2012. This dividend will be the Company’s fifth since re-instating its dividend in May 2011.

The Company also announced that The Dallas Morning News reached an agreement with LocalEdge™, Hearst Corporation’s full service Internet marketing business, for The Morning News to resell LocalEdge’s digital solutions to small and medium businesses in Dallas/Fort Worth. These solutions include website development and maintenance, video, search engine marketing, search engine optimization, mobile advertising and email marketing. The Morning News will also offer sophisticated advertising analytics and reputation management services.

James M. Moroney III, publisher and Chief Executive Officer of The Dallas Morning News said, “This agreement enables The Dallas Morning News to offer proven digital marketing solutions to small and medium businesses in Dallas/Fort Worth. Small and medium businesses are increasing their marketing spend on digital products and services at a rapid rate. By leveraging Hearst’s substantial investments and operating experience with LocalEdge, The Morning News is poised to grow this new revenue stream rapidly and meaningfully.”

As indicated in the Company’s year-end earnings press release on February 21, The Dallas Morning News will invest approximately $3 million into the launch of LocalEdge products and services in 2012. The investment is primarily for the recruitment and development of a new 50-person sales team focused solely on this initiative. This team is designed and incentivized to profitably meet the specialized needs of small and medium businesses, and the team’s efforts will be supported by targeted marketing campaigns.

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A. H. Belo Corporation Announces Second Quarter Dividend, Agreement with Hearst Corporation,

Voluntary Contribution to Pension Plans,

and Dates for Annual Meeting of Shareholders and Investor Day

March 9, 2012

Annual revenue from LocalEdge solutions is projected between $2.5 million and $3.0 million in 2012 and between $18.0 and $20 million annually by 2014. The Morning News expects this initiative to turn cash flow positive in late 2013 and recoup the entire front-end investment by mid-2015.

Voluntary Contribution to Pension Plans

The Board authorized the Company to make a $10 million voluntary contribution to the Company’s defined benefit plans at some point in 2012. Provided the plans’ aggregate discount rate stabilizes and investment performance meets or exceeds expectations, the Company does not anticipate making further voluntary contributions to its pension plans for the foreseeable future.

Annual Meeting of Shareholders and Investor Day

The Company’s Annual Meeting of Shareholders will take place on Thursday, May 17 at 1:30 p.m. CDT. Shareholders will consider the re-election of three Class I Directors: John A. Beckert, Dealey D. Herndon and Ronald D. McCray. Beckert joined the Board in September 2011. A longtime Dallas resident, Beckert has more than 30 years of senior management experience in the hotel and club development industry, as well as private equity investing. Nicole G. Small, a Class II Director, will also stand for re-election. Small, a Dallas native, joined the Board in September 2011 and currently serves as Chief Executive Officer of the Dallas Museum of Nature & Science.

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A. H. Belo Corporation Announces Second Quarter Dividend, Agreement with Hearst Corporation,

Voluntary Contribution to Pension Plans,

and Dates for Annual Meeting of Shareholders and Investor Day

March 9, 2012

At the Annual Meeting, shareholders will be asked to ratify the appointment of KPMG LLP as A. H. Belo’s independent registered public accounting firm for 2012.

The Company’s 2012 Investor Day is planned to take place on the morning of Thursday, October 4 in Dallas, Texas near the Company’s headquarters. Robert W. Decherd, chairman, president and Chief Executive Officer commented on Investor Day saying, “The entire Management Committee will attend, and joining us this year are Howard G. Sutton, publisher, president and Chief Executive Officer of The Providence Journal and Ronald R. Redfern, publisher, president and Chief Executive Officer of The Press-Enterprise. A detailed update will be provided on progress we’ve made on our financial and operating strategies since 2011’s Investor Day. We look forward to seeing you in Dallas.”

For additional information about Investor Day and to reserve your attendance, please call 214-977-4816. Investor Day will be simultaneously webcast on the Company’s website at www.ahbelo.com/invest. An archive and transcript of the webcast will be available at www.ahbelo.com in the Investor Relations section.

About A. H. Belo Corporation

A. H. Belo Corporation (NYSE: AHC), headquartered in Dallas, Texas, is a distinguished newspaper publishing and local news and information company that owns and operates four daily newspapers and a diverse group of websites. A. H. Belo publishes The Dallas Morning News, Texas’ leading newspaper and winner of nine Pulitzer Prizes; The Providence Journal, the oldest continuously-published daily newspaper in the U.S. and winner of four Pulitzer Prizes; The Press-Enterprise (Riverside, CA), serving the Inland Southern California region and winner of one Pulitzer

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A. H. Belo Corporation Announces Second Quarter Dividend, Agreement with Hearst Corporation,

Voluntary Contribution to Pension Plans,

and Dates for Annual Meeting of Shareholders and Investor Day

March 9, 2012

Prize; and the Denton Record-Chronicle. The Company publishes various niche publications targeting specific audiences, and its partnerships and/or investments include the Yahoo! Newspaper Consortium and Classified Ventures, owner of Cars.com. A. H. Belo also owns and operates commercial printing, distribution and direct mail service businesses. Additional information is available at www.ahbelo.com or by contacting David A. Gross, vice president/Investor Relations and Strategic Analysis, at 214-977-4810.

Statements in this communication concerning A. H. Belo Corporation’s (the “Company’s”) business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, impairments, pension plan contributions, real estate sales, future financings, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand and newsprint prices; newspaper circulation trends and other circulation matters, including changes in readership methods, patterns and demography, and audits and related actions by the Audit Bureau of Circulations; challenges implementing increased subscription pricing and new pricing structures; challenges in achieving expense reduction goals, and on schedule, and the resulting potential effects on operations; technological changes; development of Internet commerce; industry cycles; changes in pricing or other actions by existing and new competitors and suppliers; labor relations; regulatory, tax and legal changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions, dispositions, co-owned ventures, and investments; pension plan matters; general economic conditions and changes in interest rates; significant armed conflict; and other factors beyond our control, as well as other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other public disclosures and filings with the Securities and Exchange Commission.